EXHIBIT 11

                                  FURON COMPANY

                       COMPUTATION OF NET INCOME PER SHARE

                                                                     YEARS ENDED
                                              ---------------------------------------------------------
                                                FEBRUARY 3,          JANUARY 28,         JANUARY 29,
                                                   1996                 1995                 1994
                                              ---------------------------------------------------------
PRIMARY INCOME PER SHARE

Earnings
    Net income                                 $   13,169,000       $   11,438,000        $  8,170,000
                                               ==============       ==============        ============
Shares
    Weighted average number of common
    shares outstanding                              8,821,297            8,674,135           8,615,289

    Shares issuable from assumed exercise
     of stock options                                 218,965              318,791             243,911
                                               ---------------      --------------        ------------

    Average shares as adjusted                      9,040,262            8,992,926           8,859,200
                                               ==============       ==============        ============

Primary income per share                       $         1.46       $         1.27        $       0.92
                                               ==============       ==============        ============


FULLY DILUTED INCOME PER SHARE

Earnings
    Net income                                 $   13,169,000       $   11,438,000        $  8,170,000
                                               ==============       ==============        ============

Shares
    Weighted average number of common
    shares outstanding                              8,821,297            8,674,135           8,615,289

    Shares issuable from assumed exercise
    of stock options                                  220,961              443,300             243,911
                                               ---------------      --------------        ------------

    Average shares as adjusted
    for full dilution                               9,042,258            9,117,435           8,859,200
                                               ==============       ==============        ============

Fully diluted income per share                 $         1.46       $         1.25        $       0.92
                                               ==============       ==============        ============

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